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                                                                   Exhibit 5


                                             January 3, 1997


Motors and Gears,Inc.
ArborLake Centre
1751 Lake Cook Road, Suite 550
Deerfield, Illinois 60015

Ladies and Gentlemen:

  We are acting as special counsel to Motors and Gears, Inc. (the "Company") in connection with the corporate proceedings ("Corporate Proceedings") taken and to be taken relating to the registration under the Securities Act of 1933, as amended, of an exchange offer relating to the 10 3/4% Series B Senior Notes due 2006 of the Company (the "Notes"). We have also participated in the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-4 (the "Registration Statement") relating to the Notes.

     In connection therewith, we have examined or are otherwise familiar with the Company's Certificate of Incorporation, the Company's By-Laws, as amended to date, the Registration Statement, the Indenture, dated as of November 7, 1996, between the Company and Fleet National Bank (the "Indenture"), relevant resolutions of the Board of Directors of the Company, and such other documents and instruments as we have deemed necessary for the purposes of this opinion.

     We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

  Based on and in reliance upon the foregoing, we are of the opinion that upon completion of the Corporate Proceedings, the Notes will be duly authorized for issuance and when delivered in accordance with the terms of the exchange offer described in the Registration Statement, the Indenture and the Corporate Proceedings, will be validly issued and enforceable in accordance with the Indenture.

  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters."

                                Very truly yours,


                                Mayer, Brown & Platt